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Exhibit 23.1

Independent Auditor's Consent

        We consent to the incorporation by reference in Registration Statement No. 333-122905 on Form S-8 of our reports dated March 30, 2005, relating to the consolidated financial statements and financial statement schedule of GFI Group Inc., appearing in this Annual Report on Form 10-K of GFI Group Inc. for the fiscal year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
New York, New York March 30, 2005

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Independent Auditor's Consent